Exhibit 32

SECTION 1350 CERTIFICATION

Each of the undersigned, S.W. Yong, Chairman and Chief Executive Officer of Trio-Tech International, a California corporation (the “Company”), and Srinivasan Anitha, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his / her knowledge (1) the annual report on Form 10-K of the Company for the year ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ S.W.Yong
Name:	S. W. Yong
Title:	Chairman and Chief Executive Officer
Date:	September 24, 2026

/s/ Srinivasan Anitha
Name:	Srinivasan Anitha
Title:	Chief Financial Officer
Date:	September 24, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.